Exhibit 10.30

PLAYTIKA HOLDING CORP. 2020 INCENTIVE AWARD PLAN
PERFORMANCE STOCK UNIT GRANT NOTICE
Capitalized terms not specifically defined in this Performance Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2020 Incentive Award Plan (as amended from time to time, the “Plan”) of Playtika Holding Corp. (the “Company”).
The Company hereby grants to the participant listed below (“Participant”) the Performance Stock Units described in this Grant Notice (the “PSUs”), subject to the terms and conditions of the Plan and the Performance Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Each PSU is hereby granted in tandem with a corresponding dividend equivalent to the extent a portion of such PSU is vested, as further described in Article III of the Agreement (the “Dividend Equivalents”).

Participant:	[Insert Participant Name]
Grant Date:	[Insert Grant Date]
Number of PSUs:	[Insert Number of PSUs]
Vesting Schedule:	Subject to the terms of the Performance Stock Unit Agreement, the PSUs shall vest as set forth on Exhibit B to this Grant Notice.

If the Company uses an electronic capitalization table system (such as Shareworks) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information shall be deemed to come from the electronic capitalization system and is considered part of this Grant Notice.
By Participant’s signature below or electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant has been provided with a copy or electronic access to a copy of the prospectus for the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

PLAYTIKA HOLDING CORP.	PARTICIPANT
By:	By:

|

Print Name:	Print Name:
Title:

2
|

EXHIBIT A
PERFORMANCE STOCK UNIT AGREEMENT
Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
Article I.
GENERAL
1.1Award of PSUs and Dividend Equivalents. The Company has granted the PSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each PSU represents the right to receive one Share, as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the PSUs have vested. Each vested portion of the PSU has a corresponding Dividend Equivalent as described in Article III.
1.2Incorporation of Terms of Plan. The PSUs and the Dividend Equivalents are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.3Unsecured Promise. The PSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
Article II.
VESTING; FORFEITURE AND SETTLEMENT
2.1Vesting; Forfeiture. The PSUs will vest according to the vesting schedule in the Grant Notice (the “Vesting Schedule”). Except as provided in the Grant Notice, in the event of Participant’s Termination of Service for any reason, all unvested PSUs and any unpaid Dividend Equivalents will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company. Unless and until the PSUs have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such PSUs.
2.2Settlement.
(a)PSUs (including any PSUs credited as Dividend Equivalents) will be paid in Shares as soon as administratively practicable after the vesting of the applicable PSU, but in no event more than sixty days after the applicable vesting date. Neither the time nor form of distribution of Shares with respect to the PSUs may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.
(b)All distributions shall be made by the Company in the form of whole shares of Common Stock.
(c)Neither the time nor form of distribution of Shares with respect to the PSUs or the Dividend Equivalents may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.
Article III.
DIVIDEND EQUIVALENTS
3.1Award of Dividend Equivalents. To the extent a portion of a PSU has vested, but such vested portion of such PSU has not yet settled pursuant to Section 2.2, such vested portion of such PSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent, which

|

Dividend Equivalent shall remain outstanding from such date of vesting until the earlier of the settlement or forfeiture of the PSU to which it corresponds. Pursuant to each outstanding Dividend Equivalent, Participant shall be entitled to receive additional PSUs (or cash as set forth in Section 3.4) equal to the value of any dividends, if any, that Participant would have received in respect of the Share underlying the PSU to which such Dividend Equivalent relates, had such Share been outstanding on the applicable dividend record date.
3.2Crediting of Additional PSUs. Subject to Section 3.3 below, when such dividends are so declared, the following shall occur:
(a)    On the date that the Company pays a cash dividend in respect of outstanding Shares, the Company shall credit Participant with a number of full and fractional PSUs equal to the quotient of (i) the total number of vested PSUs subject to this Award but not yet distributed, multiplied by the per Share dollar amount of such dividend, divided by (ii) the Fair Market Value of a Share on the date such dividend is paid;

(b)     On the date that the Company pays a Common Stock dividend in respect of outstanding Shares, the Company shall credit Participant with a number of full and fractional PSUs equal to the product of (i) the total number of vested PSUs subject to this Award but not yet distributed, multiplied by (ii) the number of Shares distributed with respect to such dividend per Share; or

(c)    On the date that the Company pays any other type of distribution in respect of outstanding Shares, the Company shall credit Participant in an equitable manner based on the total number of PSUs subject to this Award but not yet distributed, as determined in the sole discretion of the Administrator.

3.3    Additional PSUs Subject to Same Terms. To the extent that any additional PSUs are credited to Participant in respect of Participant’s Dividend Equivalent rights, such additional PSUs shall be subject to the same terms as the original PSUs to which they relate.

3.4    Termination of Dividend Equivalents. Dividend Equivalent rights shall remain outstanding from the date of vesting through the earlier to occur of (i) the forfeiture for any reason of the PSU to which such Dividend Equivalent right corresponds or (ii) the delivery to Participant of payment for the PSU (in accordance with Section 2.2 above) to which such Dividend Equivalent right corresponds. For the avoidance of doubt, if a Dividend Equivalent right terminates after the applicable record date for a Company dividend (other than due to the forfeiture of the PSU to which such Dividend Equivalent right corresponds) and prior to the corresponding payment date thereof, Participant shall still be entitled to payment of the Dividend Equivalent right amount determined in accordance with this Article III, if and when the Company pays the underlying dividend; provided, however, that, unless otherwise provided by the Administrator, such Dividend Equivalent right amount shall be made in cash (rather than PSUs to be paid in Shares) within thirty days following the applicable dividend payment date. Further, if no dividend (or dividend record date) is declared by the Board prior to the date of forfeiture or date of settlement of the PSU to which such Dividend Equivalent right corresponds, such Dividend Equivalent right shall automatically be cancelled on such forfeiture date or settlement date.

3.5    Section 409A. Dividend Equivalent rights and any amounts that may become distributable in respect thereof shall be treated separately from the PSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A.

|

Article IV.
TAXATION AND TAX WITHHOLDING
4.1Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
4.2Taxes; Tax Withholding.
(a)The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the PSUs or the Dividend Equivalents to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the PSUs or the Dividend Equivalents, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the PSUs or the Dividend Equivalents (the “Tax Withholding Obligation”).
(b)Unless Participant elects to satisfy the Tax Withholding Obligation by some other means in accordance with Section 9.5 of the Plan, Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company to, and the Company shall, with respect to the Tax Withholding Obligation arising as a result of the vesting or distribution of the PSUs (including additional PSUs granted pursuant to Section 3.2), withhold a net number of vested Shares otherwise issuable pursuant to the PSUs having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Related Entities with respect to the vesting or distribution of the PSUs.
(c)Subject to Section 9.5 of the Plan, the applicable Tax Withholding Obligation will be determined based on Participant's Applicable Tax Withholding Rate. Participant's “Applicable Tax Withholding Rate” shall mean (i) if Participant is subject to Section 16 of the Exchange Act, the greater of (A) the minimum applicable statutory tax withholding rate or (B) with Participant’s consent, the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction, or (ii) if Participant is not subject to Section 16 of the Exchange Act, the minimum applicable statutory tax withholding rate or such other higher rate approved by the Company; provided, however, that in no event shall Participant’s Applicable Tax Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); provided, further, that the number of Shares tendered or withheld, if applicable, pursuant to Section 4.2(b) shall be rounded up to the nearest whole Share sufficient to cover the applicable Tax Withholding Obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the PSUs and Dividend Equivalents under generally accepted accounting principles.
(d)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs and the Dividend Equivalents, regardless of any action the Company or any Related Entity takes with respect to any Tax Withholding Obligations that arise in connection with the PSUs and the Dividend Equivalents. Neither the Company nor any Related Entity makes any representation or undertaking regarding the tax treatment to Participant in connection with the awarding, vesting or payment of the PSUs and the Dividend Equivalents or the subsequent sale of Shares. The Company and the Related Entities do not commit and are under no obligation to structure the PSUs and the Dividend Equivalents to reduce or eliminate Participant’s tax liability.
Article V.
OTHER PROVISIONS
5.1Award Not Transferable; Other Restrictions. Without limiting the generality of any other provision hereof, the Award shall be subject to the restrictions on transferability set forth in Section 9.1 of the Plan.

|

5.2Clawback Provisions. By executing this Agreement and accepting this Award, Participant agrees that all compensation received by Participant, including Awards under the Plan, may be subject to reduction, cancellation, forfeiture and/or recoupment to the extent necessary to comply with the provisions of any clawback policy implemented by the Company, including, without limitation, the Company’s Policy for Recovery of Erroneously Awarded Compensation and any clawback policy adopted to comply with applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) (collectively, the “Recovery Arrangements”) and Section 10.14 of the Plan, notwithstanding any other agreement to the contrary. Participant agrees that Participant is not entitled to indemnification in connection with any enforcement of the Recovery Arrangements and expressly waives any rights to such indemnification under the Company’s organizational documents or otherwise.
5.3Stop-Transfer Orders.
(a)Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(b)Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
(c)Other Restrictions on Transfer. In addition to the limitations contained in Section 5.1 above and this Section 5.2, Participant agrees and acknowledges that Participant will not transfer in any manner the Shares issued pursuant to this Agreement unless (i) the transfer is pursuant to an effective registration statement under the Securities Act or the rules and regulations in effect thereunder, or (ii) counsel for the Company shall have reasonably concluded that no such registration is required because of the availability of an exemption from registration under the Securities Act. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
5.4Adjustments. Participant acknowledges that the PSUs, the Dividend Equivalents and the Shares issuable with respect thereto are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
5.5Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
5.6Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.7Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
5.8Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement

|

will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
5.9Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof , including without limitation, the provisions of any employment agreement or offer letter regarding equity awards to be awarded to Participant by the Company, or any other oral, implied or written promises, statements, understandings, undertakings or agreements by the Company or any of its representatives regarding equity awards to be awarded to Participant by the Company. Participant hereby agrees to execute such further instruments and to take such further action as the Company requests to carry out the purposes and intent of this Agreement and the Plan, including, without limitation, restrictions on the transferability of the Shares. This Agreement may not be amended without the written consent of Participant and an authorized officer of the Company.
5.10Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
5.11Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs and the Dividend Equivalents, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the PSUs and the Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.
5.12Rights as a Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares. The issuance of Shares under this Award to Participant shall be subject to Participant’s satisfaction of the conditions under Section 10.14 of the Plan.
5.13Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Related Entity or interferes with or restricts in any way the rights of the Company and its Related Entities, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Related Entity and Participant.
5.14Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.
5.15Section 409A.
    (a)    Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without

|

limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”). The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.
    (b)    This Agreement is not intended to provide for any deferral of compensation subject to Section 409A, and, accordingly, the Shares issuable pursuant to the PSUs (including PSUs credited as Dividend Equivalents) shall be distributed to Participant, and any payments in respect of Dividend Equivalents shall be paid to Participant, no later than the later of: (A) the fifteenth (15th) day of the third month following Participant’s first taxable year in which such PSUs and/or Dividend Equivalents, as applicable, are no longer subject to a substantial risk of forfeiture, and (B) the fifteenth (15th) day of the third month following first taxable year of the Company in which such PSUs and/or Dividend Equivalents, as applicable, are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A.
    (c)    For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.
5.16Governing Law. The provisions of the Plan and all Awards made thereunder, including the PSUs and the Dividend Equivalents, shall be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.
5.17Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the PSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
5.18Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the PSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

|

EXHIBIT B

VESTING SCHEDULE
Capitalized terms used in this Exhibit B and not defined in Section 3 below shall have the meanings given them in the Agreement to which this Exhibit B is attached.
[Vesting to be specified in individual award agreement: Insert vesting.]
B-1

|